UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2004

En Pointe Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28052	75-2467002
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 N. Sepulveda Blvd., 19th Floor, El Segundo, California		90245
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 725-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Employment Agreement

On November 15, 2004, En Pointe Technologies, Inc. (the "Registrant") entered into a Second Amendment to Employment Agreement (the "Amendment") with its Chairman of the Board, Chief Executive Officer and President, Attiazaz "Bob" Din. The Amendment was effective as of October 1, 2004. Under the terms of the Amendment, Mr. Din's base salary increased from $500,000 to $650,000 per year. In addition, the Amendment provides that in the event that Mr. Din's employment with the Registrant is terminated under certain circumstances following an unapproved change in control of the Registrant, Mr. Din will receive a severance payout equal to four times his annual base salary in a single lump-sum payment. A copy of the Amendment is filed as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Option Agreement

On October 1, 2004, the Registrant awarded Mr. Din 250,000 non-qualified options to purchase common stock at an exercise price of $2.10 per share, which represented a 5% premium to the closing sales price as reported by the Nasdaq SmallCap Market on such date. The options vest in their entirety on January 1, 2005, however, under the terms of the option agreement (the "Option Agreement"), any shares of common stock acquired under the Option Agreement may not be sold or transferred until after October 1, 2006. A copy of the Option Agreement is filed as Exhibit 99.2 to this Form 8-K and incorporated by reference herein.

Amendment to Asset Purchase Agreement

On October 6, 2004, pursuant to a Current Report on Form 8-K, the Registrant reported that it's wholly-owned subsidiary, En Pointe Technologies Sales, Inc. ("Sales"), had entered into an Asset Purchase Agreement with Viablelinks, Inc., an Oregon corporation ("Viablelinks"), and acquired certain assets from Viablelinks for approximately $1,050,000. On October 11, 2004, a First Correcting Amendment to Asset Purchase Agreement (the "Correcting Amendment") between Viablelinks and Sales was signed. The Correcting Amendment, which is effective as of October 1, 2004, sets forth an adjustment to the original purchase price that was necessary to correctly reflect the accounting for certain assets balances that had been previously estimated on the closing date. As a result of the post-closing accounting, the original purchase price of $1,050,000 was reduced to $882,495. Assets included in the purchase remained the same as originally contemplated and included cash, trade accounts receivables, depreciable assets and intangible assets. Additionally, as part of the acquisition, Sales hired approximately 40 of Viablelinks' personnel. A copy of the Correcting Amendment is filed as Exhibit 99.3 to this Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number Description

99.1 Second Amendment to Employment Agreement by and between the Registrant and Attiazaz "Bob" Din, dated November 15, 2004.

99.2 Stock Option Agreement by and between the Registrant and Attiazaz "Bob" Din, dated October 1, 2004.

99.3 First Correcting Amendment to Asset Purchase Agreement by and between En Pointe Technologies Sales, Inc. and Viablelinks, Inc., dated October 11, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En Pointe Technologies, Inc.

November 18, 2004	By:	/s/ Javed Latif

Name: Javed Latif
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Second Amendment to Employment Agreement
99.2	Stock Option Agreement by and between the Registrant and Attiazaz "Bob" Din, dated October 1, 2004.
99.3	First Correcting Amendment to Asset Purchase Agreement by and between En Pointe Technologies Sales, Inc. and Viablelinks, Inc., dated October 11, 2004.